Exhibit 10.1

RETIREMENT AGREEMENT AND GENERAL RELEASE

This Retirement Agreement and General Release (“Agreement”) is made between Jean Spence (“Spence”) and Mondelēz Global LLC (and any currently or previously-affiliated companies, parent companies, successors or predecessors, including Mondelēz International, Inc., Kraft Foods Inc., Kraft Foods Group, Inc., and Kraft Foods Global, Inc., hereafter, collectively, “MG”).

Spence has been employed by MG as Executive Vice President – Research Development and Quality and based out of MG’s Corporate Headquarters in Deerfield, Illinois. Since Spence’s employment relationship with MG is ending, MG has offered Spence benefits as set forth in this Agreement certain of which are benefits greater than what Spence is entitled to otherwise receive, and Spence has decided to accept MG’s offer. Therefore, Spence and MG both agree and promise as follows:

1. Employment Termination: Spence’s last day of active employment at MG will be March 31, 2015 and her employment with MG will terminate on that date (“Termination Date”). Spence will retire from active employment with MG and her retirement will be effective April 1, 2015 (“Retirement Date”). MG will pay Spence for all unused accrued 2015 PTO days, less applicable withholdings, at the next normal payday following the Termination Date. Spence will be eligible to be treated under all benefit and equity programs as a “retiree.”

Pursuant to Internal Revenue Code Sec. 409A, Spence will be deemed to have incurred a Separation from Service on March 31, 2015; accordingly, she will receive a distribution of the non-grandfathered portion of her Supplemental Retirement and Thrift Plan benefits after six months from her Separation from Service, with the specific date of distribution to be determined by MG in accordance with the terms of the Plan and the grandfathered portion following Separation from Service in accordance with the applicable terms of the Plan.

2. Sufficiency of Consideration: Spence understands, acknowledges and agrees that the payment of benefits described in this Agreement, including payments and benefits described in Paragraph 3 herein, are conditioned upon her execution of this Agreement and are, in significant and substantial part, in addition to those benefits to which she is otherwise entitled. Spence acknowledges and agrees that MG has – apart from this Agreement – paid her for all wages that were due to be paid to her prior to the date hereof.

3. Consideration: In exchange for the promises and releases in this Agreement, and provided Spence does not revoke the Agreement as permitted in Section 12 below, and signs and does not revoke the release in Exhibit A hereto within twenty-one (21) days after March 31, 2015, MG will provide Spence with the following benefits and payments:

(a) MG will pay Spence the lump sum amount of Five Hundred and Fifty Thousand Dollars (“550,000.00”), less all required local, state and federal tax deductions, which represents twelve (12) months of base pay, within sixty (60) days after her Termination Date, provided that if Spence’s employment terminates earlier than March 31, 2015 because of her death, such amount shall be paid within thirty (30) days after her death.

(b) Spence will be eligible to receive a pro-rated 2015 MIP award paid at Spence’s incentive target percent. The payment, less applicable deductions, will be made within sixty (60) days of the Termination Date. Spence will not be eligible to receive any other MIP payments, except that she will receive the 2014 MIP award when it is paid to other executives.

(c) Spence will be eligible to receive a pro-rated Long Term Incentive Plan (“LTIP”) award under the 2013-2015 performance cycle if the 2013-2015 LTIP satisfies minimum thresholds for an award, Spence will receive shares, less required deductions, under the Plan based on the number of full months of participation from the beginning of the performance cycle through her Termination Date (27/36). The number of shares awarded for the 2013-2015 performance cycle will be based on the actual Company rating as determined by the Human Resources and Compensation Committee of the Board of Directors and shares will vest per the normal vesting schedule of the grant, in Q1 2016. All other outstanding LTIP grants will be forfeited, except that Spence will receive the LTIP award for the 2012-2014 performance cycle if the 2012-2014 LTIP award satisfies minimum thresholds for an award.

(d) For stock option purposes, Spence is retiring and, therefore, will be treated as a retiree for purposes of stock options. Spence will have until the original expiration date to exercise outstanding vested and unexercised stock options. Any unvested stock options will continue to vest per the normal vesting schedule. With respect to any restricted stock, two-thirds (2/3rds) of Spence’s unvested 2013 restricted stock award will vest on March 31, 2015. Applicable tax withholding (and any other withholding payroll taxes) will be satisfied by deducting the number of shares equal in value to the amount of the withholding requirements from Spence’s stock award; therefore, the number of shares deposited into Spence’s account on the vesting date will be net of the shares used to satisfy applicable withholding taxes (rounded up to the nearest whole share). The administrative time it takes to complete these transactions may be up to 8 weeks from the vesting date. Spence will forfeit all other unvested restricted stock grants. If Spence dies prior to March 31, 2015, equity awards will be treated at the better of the foregoing and the treatment upon death.

(e) Spence will be reimbursed for any expenses submitted for use of her financial planner through March 31, 2015 at the maximum annual amount of $7,500.

(f) Spence will not be entitled to any other compensation or benefits not provided in this Agreement, except as may be specified in any other agreement or plan (other than the severance plan) with MG. Spence understands, acknowledges and agrees that the payment of benefits described in this Agreement, including payments and benefits described in Paragraph 3(a) through 3(d) herein, are conditioned upon her execution of this Agreement. Spence acknowledges and agrees that the sums and benefits to be provided under the terms of the Agreement are, in significant and substantial part, in addition to those benefits to which she is otherwise entitled. Spence may revoke this Agreement within seven (7) days after she signs it by giving written notice to MG. To be effective, this revocation must be received by the close of business on the 7th day after Spence signs the Agreement. If Spence revokes this Agreement she understands that she will not receive the benefits that are conditioned upon her execution of the Agreement. This Agreement will not become effective or enforceable unless and until the seven-day revocation period has expired without Spence revoking it.

(g) Spence will have no obligation to mitigate the amount due hereunder and no amounts due hereunder shall be offset by any other amounts earned by Spence.

4. Complete Release and Waiver of Claims: Spence is aware of her legal rights concerning her employment with MG. In exchange for the promises of MG above, Spence agrees to irrevocably and unconditionally release (i.e. give up) any and all claims she may now have against MG and agrees not to sue MG and any currently or previously-affiliated companies, parent companies, successors or predecessors, and their officers, directors, agents and employees, arising out of the employment relationship between Spence and MG (the “Release”). This Release includes, but is not limited to, all claims under Title VII of the Civil Rights Acts of 1964 and 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act of 2002, the Illinois Human Rights Act, the Right to Privacy in the Workplace Act, the Illinois Health and Safety Act, the Illinois Employment Contract Act, the Illinois Whistleblower Act, and any other federal, state or local law dealing with employment discrimination, as well as any claims for breach of contract, wrongful discharge, and tort claims; claims for wages, benefits or severance pay; claims for attorneys’ fees; and any other claim or action whatsoever. This general release and waiver does not contain a waiver of rights or claims that may arise after the date the Agreement is executed by Spence and also excludes any claims made under the Illinois Workers’ Compensation Act, the Illinois Workers’ Occupational Disease Act, the Employee Credit Privacy Act, the Illinois Wage Payment and Collection Act, the Illinois Unemployment Insurance Act, and/or any claims which cannot be waived by law. Nor shall this Agreement preclude Spence from bringing a charge or suit to challenge the validity or enforceability of this Agreement under the Age Discrimination in Employment Act (29 U.S.C. § 620 et seq.) as amended by the Older Worker’s Benefit Protection Act. This release does not waive any rights to indemnification, advancement of legal fees, rights to directors and officers liability insurance coverage (if applicable), rights to equity, or rights to vested benefits.

5. Right to Participate in Agency Proceedings: Nothing in this Agreement is intended to limit or impair in any way Spence’s right to file a charge with the U.S. Equal Employment Opportunity Commission (“EEOC”) or comparable state and local agencies, or Spence’s right to participate in any such charge filed with such agencies and to recover any appropriate relief in any such action. However, the parties agree that appropriate relief does not include remedies that personally benefit Spence and which she has released and waived under this Agreement, including all legal relief, equitable relief, statutory relief, reinstatement, back pay and front pay and all other damages, benefits, remedies, or relief that Spence may be entitled to as a result of the filing or prosecution of any such charge against MG by Spence, or any resulting civil proceeding or lawsuit brought on behalf of Spence and which arises out of any matters that are released or waived by this Agreement.

6. Restrictive Covenants:

(a)	Non-Competition: Spence understands and agrees that the nature of her position with MG gave her access to and knowledge of highly confidential information and placed her in a position of trust and confidence with MG. Because of MG’s legitimate business interests and in consideration for MG’s payment to Spence of the separation pay provided for in Paragraph 3(a)-3(d) above, Spence agrees that she will not engage in Prohibited Conduct from the date of this Agreement through March 31, 2016.

i)	For purposes of this non-compete clause, “Prohibited Conduct” is conduct in which Spence contributes her knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, , officer, volunteer, intern or any other similar capacity to a Listed Competitor without the written consent of MG’s Executive Vice President Global Human Resources, or designee, such consent to be provided by MG in its sole and absolute discretion, except that such consent shall not unreasonably be withheld. Prohibited Conduct also includes activity that may require or inevitably require disclosure of trade secrets, proprietary information or confidential information.

ii)

For purposes of this non-compete clause its Listed Competitors are the following companies: PepsiCo, Inc., Campbell Soup Company, The Coca-Cola Company, Kellogg Company, Mars, Inc., Nestle S.A., Ferrero Rocher, General Mills Inc., Hershey Company, Groupe Danone, Perfetti Van Melle, Arcor, and Unilever Group or any subsidiaries, affiliates or subsequent parent or merger partner, if any of these companies are acquired or become part of a merger. For purposes of this Agreement, “affiliate” of a specified person or entity means a person or entity that directly or indirectly controls, is controlled by, or is under common control with, the person or entity specified. Nothing contained herein shall preclude Spence from working for a company that provides consulting or financial advisory services whose clients include companies above named so long as Spence does not provide specific advice or services directly to companies listed above.

(b)	Non-Solicitation of Employees: Spence understands and acknowledges that MG has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to MG. Spence agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of MG from the date of this Agreement through March 31, 2016. The foregoing shall not be violated by general advertising not targeted at MG employees or by serving as a reference upon request.

(c)	Restrictive Covenant Remedies: Should Spence engage in material Prohibited Conduct at any time through March 31, 2016, or solicitation of employees through March 31, 2016, she will be obligated to pay back to MG all payments received pursuant to this Agreement, other than for services performed through March 31, 2015, and MG will have no obligation to pay Spence any such payments that may be remaining due under this Agreement, without waiving the releases provided herein. This will be in addition to any other remedy that MG may have in respect of such Prohibited Conduct. MG and Spence acknowledge and agree that MG will or would suffer irreparable injury in the event of a breach or violation or threatened breach or violation of the provisions set forth in Paragraphs 6, 7, 8 or 9 and agree that in the event of a breach or violation of such provisions MG will be awarded, injunctive relief by a Court of competent jurisdiction to prohibit any such violation or breach, and that such right to injunctive relief will be in addition to any other remedy which may be ordered by the Court or an arbitrator. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

7. This Agreement to Be Kept Confidential: Spence understands that this Agreement is unique to her and she agrees that it is confidential and that she will not disclose this Agreement or its terms to anyone other than (a) her legal or tax advisor,

(b) her immediate family, (c) in a legal action to enforce the terms of this Agreement, (d) the EEOC or similar state or local agency in connection with the filing or investigation of a charge, (e) as required by law, (f) to taxing authorities or (g) to potential employers with regard to the Restrictive Covenants contained in Paragraph 6 of this Agreement. Spence further agrees that if she discloses the existence of terms of this Agreement to anyone under (a) or (b) above, she will inform them of the confidentiality requirements of this paragraph and be responsible for any disclosure by them.

8. No Disparagement or Harm: Spence agrees that, in discussing her relationship with MG and its affiliated and parent companies and their business and affairs, she will not disparage, discredit or otherwise treat in a detrimental manner MG, its affiliated and parent companies or their officers, directors and employees. This Section does not, in any way, restrict or impede Spence from exercising protected rights including the right to communicate with any federal, state or local agency, including any with which a charge has been filed, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. Spence shall promptly provide written notice of any such order to MG’s legal department. MG similarly agrees that no one acting officially on its behalf or its executive officers will disparage, discredit, or otherwise make any detrimental statements regarding Spence’ employment relationship with MG or engage in the tort of defamation with respect to Spence. This provision shall not be violated by truthful testimony in a legal proceeding or by rebuttal of statements made by others.

9. Continuing Confidentiality Obligation: Spence acknowledges that during the course of her employment with MG, she was entrusted with certain sales, marketing, strategy, financial, product, personnel, manufacturing, technical and other proprietary information and material (“Confidential Information”) which are the property of MG. Spence understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. Spence further understands and acknowledges that this Confidential Information and MG’s ability to reserve it for the exclusive knowledge and use of MG is of great competitive importance and commercial value to MG, and that improper use or disclosure of the Confidential Information by Spence might cause MG to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties. Spence agrees that, from the date of this Agreement and following her Termination Date, she will not communicate or disclose to any third party, or use for her own account, without the written consent of MG, any of the aforementioned information or material. Notwithstanding the foregoing, Spence may disclose in compliance with legal process provided she provides MG with prompt written notice so it can seek a protective order.

10. Return of Company Property: Spence agrees to return all company property in her possession, including documents, manuals, handbooks, notes, keys and any other articles she has used in the course of her employment, no later than the Termination Date, March 31, 2015. Spence may retain her address book provided that it only contains contact information.

11. Arbitration of Claims: In the event either Spence or MG contests the interpretation or application of any of the terms of this Agreement, the complaining party shall notify the other in writing of the provision that is being contested. If the parties cannot satisfactorily resolve the dispute within thirty (30) days, the matter will be submitted to arbitration. An arbitrator will be chosen pursuant to the American Arbitration Association’s (“AAA”) Employment Arbitration Rules and Mediation Procedures. The arbitrator’s fees and expenses and filing fees shall be borne equally by Spence and MG. The hearing shall be held at a mutually agreeable location and the arbitrator shall issue a written award which shall be final and binding upon the parties. Spence agrees to waive the right to a jury trial. Notwithstanding anything contained in this Paragraph 11 or Paragraph 6(c) to the contrary, MG shall each have the right to institute judicial proceedings against Spence or anyone acting by, through or under Spence, in order to enforce its rights under Paragraphs 6, 7, 8 or 9 through specific performance, injunction, or similar equitable relief. Claims not covered by arbitration are those claims seeking injunctive and other relief due to unfair competition, due to the use or unauthorized disclosure of trade secrets or confidential information, due to wrongful conversion, or due to the breach of the restrictive covenants set forth in Paragraph 6.

12. Review and Revocation: Spence acknowledges that, before signing this Agreement, she was given a period of twenty-one (21) days in which to consider it. Spence further acknowledges that: (a) she took advantage of this period to consider this Agreement before signing it; (b) she has carefully read this Agreement, and each of its provisions; (c) if she initially did not think any representation she is making in this Agreement was true, or if she initially was uncomfortable making it, she resolved all of her doubts and concerns before signing this Agreement; (d) Spence fully understands what the Agreement, and each of its provisions, means; and (e) she is entering into the Agreement, and each of its provisions, knowingly and voluntarily. MG encourages Spence to discuss this Agreement, and each of its provisions, with an attorney before signing it. Spence acknowledges that she sought such advice to the extent she deemed appropriate. If Spence signs this Agreement before the end of the twenty-one (21) day period, it will be her voluntary decision to do so because she has decided that she does not need any additional time to decide whether to sign this Agreement. Spence also understands that she does not have more than twenty-one (21) days to sign this Agreement. If Spence does not sign this Agreement by the end of the twenty-one (21) day period, she understands that it will become null and void. Spence also acknowledges and understands that MG would not have given her the special payments or benefits she is getting in exchange for this Agreement but for her promises and representations she made by signing it. Further, by signing below, Spence acknowledges that she may revoke this Agreement at any time within seven (7) days of the date on which she signed it as described above in Paragraph 3(e).

13. Entire Agreement and Severability: This is the entire agreement between Spence and MG on the subject matter of this Agreement. This Agreement may not be modified or canceled in any manner except by a written agreement signed by both Spence and an authorized Company official. Spence acknowledges that MG has made no representations or promises to her, other than those in this Agreement. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any provision of this Agreement be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If the release and waiver of claims provisions of this Agreement are held to be unenforceable, the parties agree to enter into a release and waiver agreement that is enforceable.

14. Tolling: Should Spence violate any of the terms of the restrictive covenant obligations articulated herein, the obligation at issue will run from the first date on which Spence ceases to be in violation of such obligation.

15. Attorney’s Fees: Should Spence materially breach the terms of the restrictive covenants obligations articulated in Paragraph 6 herein, to the extent authorized by state law, Spence will be responsible for payment of all reasonable attorneys’ fees and costs that MG incurred in the course of enforcing the terms of the Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts. MG will pay all reasonable attorneys’ fees associated with the review of this Agreement.

16. Governing Law: This Agreement shall be governed under and construed in accordance with the laws of the State of Illinois without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Illinois. Spence agrees that any legal proceeding concerning this Agreement may only be brought and held in a state or federal court located in the State of Illinois. Spence consents to the personal jurisdiction of such courts and agrees not to claim that any such courts are inconvenient or otherwise inappropriate.

17. Section 409A: This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Employer be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A. If Spence is a “specified employee” as defined in Section 409A, any amounts payable hereunder as a result of a separation from service that are nonqualified deferred compensation shall be delayed and paid six (6) months and one (1) day (or as soon as administratively practicable therafter) after Spence has incurred a separation from service (or upon her earlier death).

TAKE THIS AGREEMENT HOME, READ IT, AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT: IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS. IF YOU WISH, YOU SHOULD TAKE ADVANTAGE OF THE FULL CONSIDERATION PERIOD AFFORDED BY SECTION 12 AND YOU SHOULD CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT.

/s/ Jean E. Spence	/s/ David Pendleton
JEAN SPENCE	Mondelēz Global LLC

	Title:	Senior Vice President,
Total Rewards and
HR Solutions

January 27, 2015	January 27, 2015
Date	Date

EXHIBIT A

General Release

This General Release (“Agreement”) is made by Jean Spence (“Spence”) in favor of Mondelēz Global LLC (and any currently or previously affiliated companies, parent companies, successors or predecessors, including Mondelēz International, Inc., Kraft Foods Inc., Kraft Foods Group, Inc., and Kraft Foods Global, Inc., hereafter, collectively, “MG”) as required by the Separation Agreement and General Release between Spence and MG dated January 27, 2015 (the “Separation Agreement”). It is to be signed within twenty-one (21) days of Spence’s separation from service.

1. Sufficiency of Consideration: Spence understands, acknowledges and agrees that the payment of benefits described in the Separation Agreement are conditioned upon her execution of this Agreement and are, in significant and substantial part, in addition to those benefits to which she is otherwise entitled. Spence acknowledges and agrees that MG has - apart from this Agreement — paid her for all wages that were due to be paid to her prior to the date hereof.

2. Complete Release and Waiver of Claims: Spence is aware of her legal rights concerning her employment with MG. In exchange for the promises of MG above, Spence agrees to irrevocably and unconditionally release (i.e., give up) any and all claims she may now have against MG and agrees not to sue MG and any currently or previously-affiliated companies, parent companies, successors or predecessors, and their officers, directors, agents and employees, arising out of the employment relationship between Spence and MG (the “Release”). This Release includes, but is not limited to, all claims under Title VII of the Civil Rights Acts of 1964 and 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act of 2002, the Illinois Human Rights Act, the Right to Privacy in the Workplace Act, the Illinois Health and Safety Act, the Illinois Employment Contract Act, the Illinois Whistleblower Act, and any other federal, state or local law dealing with employment discrimination, as well as any claims for breach of contract, wrongful discharge, and tort claims; claims for wages, benefits or severance pay; claims for attorneys’ fees; and any other claim or action whatsoever. This general release and waiver does not contain a waiver of rights or claims that may arise after the date the Agreement is executed by Spence and also excludes any claims made under the Illinois Workers’ Compensation Act, the Illinois Workers’ Occupational Disease Act, the Employee Credit Privacy Act, the Illinois Wage Payment and Collection Act, the Illinois Unemployment Insurance Act, and/or any claims which cannot be waived by law. Nor shall this Agreement preclude Spence from bringing a charge or suit to challenge the validity or enforceability of this Agreement under the Age Discrimination in Employment Act (29 U.S.C. § 620 et seq.) as amended by the Older Worker’s Benefit Protection Act. This release does not waive any rights to indemnification, advancement of legal fees, rights to directors and officers liability insurance coverage, rights to equity, or rights to vested benefits.

3. Right to Participate in Agency Proceedings: Nothing in this Agreement is intended to limit or impair in any way Spence’s right to file a charge with the U.S. Equal Employment Opportunity Commission (“EEOC”) or comparable state and local agencies, or Spence’s right to participate in any such charge filed with such agencies and to recover any appropriate relief in any such action. However, the parties agree that appropriate relief does not include remedies that personally benefit Spence and which she has released and waived under this Agreement, including all legal relief, equitable relief, statutory relief, reinstatement, back pay and front pay and all other damages, benefits, remedies, or relief that Spence may be entitled to as a result of the filing or prosecution of any such charge against MG by Spence, or any resulting civil proceeding or lawsuit brought on behalf of Spence and which arises out of any matters that are released or waived by this Agreement.

4. Review and Revocation: Spence acknowledges that, before signing this Agreement, she was given a period of twenty-one (21) days in which to consider it. Spence further acknowledges that: (a) she took advantage of this period to consider this Agreement before signing it; (b) she has carefully read this Agreement, and each of its provisions; (c) if she initially did not think any representation she is making in this Agreement was true, or if she initially was uncomfortable making it, she resolved all of her doubts and concerns before signing this Agreement; (d) Spence fully understands what the Agreement, and each of its provisions, means; and (e) she is entering into the Agreement, and each of its provisions, knowingly and voluntarily. MG encourages Spence to discuss this Agreement, and each of its provisions, with an attorney before signing it. Spence acknowledges that she sought such advice to the extent he deemed appropriate. If Spence signs this Agreement before the end of the twenty-one (21) day period, it will be her voluntary decision to do so because she has decided that she does not need any additional time to decide whether to sign this Agreement. Spence also understands that she does not have more than twenty-one (21) days to sign this Agreement. If Spence does not sign this Agreement by the end of the twenty-one (21) day period, she understands that it will become null and void. Spence also acknowledges and understands that MG would not have given her the special payments or benefits she is getting in exchange for this Agreement but for her promises and representations she made by signing it. Further, by signing below, Spence acknowledges that she may revoke this Agreement at any time within seven (7) days of the date on which she signed it as described above in Paragraph 3(e).

5. Entire Agreement and Severability: This and the Separation Agreement are the entire agreement between Spence and MG on the subject matter of this Agreement. This Agreement may not be modified or canceled in any manner except by a writing signed by both Spence and an authorized Company official. Spence acknowledges that MG has made no representations or promises to her, other than those in this Agreement and the Separation Agreement. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any provision of this Agreement be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If the release and waiver of claims provisions of this Agreement are held to be unenforceable, the parties agree to enter into a release and waiver agreement that is enforceable.

6. Governing Law: This Agreement shall be governed under and construed in accordance with the laws of the State of Illinois without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Illinois. Spence agrees that any legal proceeding concerning this Agreement may only be brought and held in a state or federal court located in the State of Illinois. Spence consents to the personal jurisdiction of such courts and agrees not to claim that any such courts are inconvenient or otherwise inappropriate.

TAKE THIS AGREEMENT HOME, READ IT, AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT: IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS. IF YOU WISH, YOU SHOULD TAKE ADVANTAGE OF THE FULL CONSIDERATION PERIOD AFFORDED BY SECTION 12 AND YOU SHOULD CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT.

/s/ Jean E. Spence
JEAN SPENCE

March 27, 2015
Date